                               WARRANT TO PURCHASE
                         500.000 SHARES OF COMMON STOCK
                             FINANTRA CAPITAL. INC.
                            (A DELAWARE CORPORATION)

         THIS CERTIFIES THAT Maynard J. Hellman or his assigns (the Holder") is entitled to purchase from Finantra Capital, Inc. (the Company"), 500,000 shares of the Company's common stock (the "Common Stock"), at an initial exercise of $2.50 per share (the "Exercise Price").

         1. Term of Exercise: The rights represented by this Warrant shall be exercised at the Exercise Price at any time on or prior to December 1, 2002. After December 1. 200. the Holder shall have no right to purchase any shares hereunder and this Warrant shall expire thereon effective at ::00 p.m., New York time.

         2. Procedures for Exercise: The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares specified in the above mentioned purchase form together with applicable stock transfer fee and/or taxes and registration fees. if any. This W arrant shall be deemed to have been exercised. in whole or in part to the extent specified. immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares shall be issuable upon such exercise shall become the holder or holders of record of such shares at that time and date. The certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 business days, after the rights represented by this Warrant shall be have been so exercised.

         3. Transfer or .Assignrnent of Warrant: This Warrant shall not be transferred. sold. assigned or hypothecated except in compliance with the Securities Act of 19 (the "Act"). Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation. accompanied by funds sufficient to pay any transfer fee and/or tax or registration fees. at the office or agency of the Company referred to in Paragraph 2 hereof. accompanied by an opinion of the Holder s counsel reasonable satisfactory to the Company to the effect that such transfer or assignment is exempt from registration under the Act, and accompanied by the written representation from each such transferee or assignee addressed to the Company stating that such transferee or assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue. in the name or names specified by the Holder (including the Holder) a new W arrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and representing in the aggregate rights to purchase the same number of shares as are purchasable hereunder.

         4. Due Issuance. etc.: The Company covenants and agrees that all shares purchased hereunder will, upon issuance, be duly and valid!`; issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at times have authorized and reserved a sufficient number of Common Stock shares to provide for the exercise of this Warrant.

         5. No Rights as Stockholder: This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Registration and Other Fees: Any and all fees or costs associated with the transfer or registration of this Warrant or with the issuance of the stock upon exercise of the option to convert the Warrant to Common Stock, shall be paid for and filed by the Company.

         7. Reclassification. Reorganization or Merger: In case of any reclassification. capital reorganization or other change of outstanding Common Stock (other than a change in par value, or from no par value to par value as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger of the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of the outstanding Common Stock issuable upon exercise of the Warrant) of in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holders shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, which might have been purchased upon exercise of this Warrant immediately prior to such reclassification. change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments provided for in this Warrant. The foregoing provisions of this Paragraph 7 shall similarly apply to successive reclassification, capital reorganizations and changes of the Common Stock and to successive consolidations, mergers, sales or conveyances.

         8. No Fractional Shares: The Company shall not be required to issue fractions of Common Stock on the exercise of this Warrant. 1 he Holder of this Warrant. b acceptance hereon expressly waives the right to receive any fractional share of Common Stock or with the law upon exercise hereof.

         9. Governing Law: This Agreement shall be governed by and construed in accordance with the law of the State of Florida.

         IN WITNESS WHEREOF, Finantra Capital, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated October 16, 1998.

FINANTRA CAPITAL, INC.

By:
   -------------------------------------
        ROBERT D. PRESS, President